                                                                    Exhibit 99.1

                        ENERGY SERVICES ACQUISITION CORP.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The board of directors (the "Board") of Energy Services Acquisition Corp. (the "Company") hereby establishes the Audit Committee of the Board with the following purpose, authority, powers, duties and responsibilities.

PURPOSE

     The purpose of the Audit Committee is to represent and assist the board of directors (the "Board") of Energy Services Acquisition Corp. (the "Company") in its general oversight of the Company's accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Management is responsible for (1) the preparation, presentation and integrity of the company's financial statements; (2) accounting and financial reporting principles; and (3) the company's internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards in the United States ("GAAP").

     The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is "independent" under applicable rules. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent registered public accounting firm, as set forth in this charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors, taking into account the information it receives, discussions with the auditor, and the experience of the Committee's members in business, financial and accounting matters.

MEMBERSHIP AND STRUCTURE

     The Audit Committee is comprised of at least three directors determined by the Board. At least one member of the Audit Committee must be financially sophisticated, as determined by the Board, and no Audit Committee member may have participated in the preparation of the financial statements of the company or any of the company's current subsidiaries at any time during the past three years. Appointment to the Audit Committee and the designation of any Audit Committee members as "audit committee financial experts" shall be made on an annual basis by the full Board.

     Meetings of the Audit Committee shall be held at such times and places as the Audit Committee shall determine, including by written consent. When necessary, the Audit Committee shall meet in executive session outside of the presence of any senior officer of the company. The Chair of the Audit Committee shall report on activities of the Audit Committee to the full Board.

In fulfilling its responsibilities the Audit Committee shall have authority to delegate its authority to subcommittees, in each case to the extent permitted by applicable law.

RESPONSIBILITIES

     The Audit Committee:

     - is directly responsible for the appointment, replacement, compensation, and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm shall report directly to the Audit Committee.

     - obtains and reviews annually a report by the independent registered public accounting firm describing the firm's internal quality-control procedures, any material issues raised by the most recent internal quality-control review or by any inquiry or investigation by governmental or professional authorities, and any steps taken to deal with any such issues.

     - reviews and discusses with the independent registered public accounting firm the written statement from the independent registered public accounting firm concerning any relationship between the auditor and the company or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assesses the independence of the auditor.

     - establishes policies and procedures for the review and pre-approval by the Audit Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent registered public accounting firm.

     - reviews and discusses with the independent registered public accounting firm: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent registered public accounting firm's procedures with respect to interim periods.

     - reviews and discusses reports from the independent registered public accounting firm on (a) all critical accounting policies and practices used by the company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent registered public accounting firm, and (c) other material written communications between the independent registered public accounting firm and management.

     - reviews and discusses with the independent registered public accounting firm the independent registered public accounting firm's judgments as to the quality, not just the acceptability, of the company's accounting principles and such further matters as the independent registered public accounting firm presents the Committee under generally accepted auditing standards.

     - discusses with the Company's officers and the independent registered public accounting firm quarterly earnings press releases, including the interim financial information and other disclosures included therein, reviews the year-end audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, if deemed appropriate, recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year.

     - reviews and discusses with the Company's officers and the independent registered public accounting firm various topics and events that may have significant financial impact on the company or that are the subject of discussions between the Company's officers and the independent registered public accounting firm.

     - reviews and discusses with the Company's officers the Company's major financial risk exposures and the steps the Company's officers have taken to monitor and control such exposures.

     -    reviews and approves related-party transactions.

     - reviews and discusses with the independent registered public accounting firm, and the Company's officers: (a) the adequacy and effectiveness of the company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent registered public accounting firm or management; (b) the company's internal audit procedures; and (c) the adequacy and effectiveness of the company's disclosures controls and procedures, and management reports thereon.

     - reviews annually with the Company's officers the scope of the internal audit program, and reviews annually the performance of both the internal audit group and the independent registered public accounting firm in executing their plans and meeting their objectives.

     - reviews the use of auditors other than the independent registered public accounting firm.

     - reviews matters related to the corporate compliance activities of the Company.

     - establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     - establishes policies for the hiring of employees and former employees of the independent registered public accounting firm.

     - publishes the report of the Audit Committee required by the rules of the United States Securities and Exchange Commission to be included in the Company's annual proxy statement.

     - when appropriate, designates one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.

ADVISERS

     The Audit Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.


                                       3